UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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NEUMORA THERAPEUTICS, INC.

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Your Vote Counts! NEUMORA THERAPEUTICS, INC. 2025 Annual Meeting Vote by May 27, 2025 11:59 PM ET NEUMORA THERAPELETCS, INC. 490 ARSENAL WAY, SLNTE 200 WATERTOWN, MA 02472 V6B146-P30060 You invested in NEUMORA THERAPEUTICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 28, 2025. Get informed before you vote View the Notice and Proxy Statement and 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 14, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 28, 2025 9:00 AM EDT Virtually at: www. virtualshareholdermeeting.com/NMRA2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To Bee two Class II directors to hold office until the 2028 annual meeting of stockholders or until their successors are elected Nominees: 1a. Alaa Halawa 1b. Maykin Ho, Ph.D. 2. To ratify the appointment, by the Audit Committee of the Company's Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm and independent auditor of the Company for the year ending December 31, 2025. 3. To approve the repricing of certain stock options outstanding under the 2023 Incentive Award Plan and the 2020 Equity Incentive Plan. 4. To approve amendments to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-30, as determined by the Company's Board of Directors in its discretion. For For For For For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.